Exhibit 5.1

Harney Westwood & Riegels Craigmuir Chambers PO Box 71, Road Town Tortola VG1110, British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 www.harneys.com

26 February 2013	Your Ref

	Our Ref	011396.0011/ENM

BY EMAIL & COURIER	Doc ID	~3356217

Michael Kors Holdings Limited

c/o Michael Kors Limited

Unit 1902, 19/F, Tower 6

The Gateway, Harbour City

Tsim Sha Tsui, Kowloon, Hong Kong

Dear Sirs

Michael Kors Holdings Limited, Company No. 524407 (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise on British Virgin Islands law in connection with the Company’s public offering of 25,000,000 ordinary shares of the Company (the “Ordinary Shares”).

Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement and the Prospectus Supplement (each as defined below).

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	a Registration Statement on Form F-3 filed on 19 February 2013 by the Company with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder relating to the offer and sale of the Ordinary Shares (the “Registration Statement”);

(b)	a Prospectus Supplement dated 20 February 2013 filed on 21 February 2013 by the Company with the Commission (the “Prospectus Supplement”).

(c)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 19 February 2013; and

(d)	information revealed by our searches of:

(i)	the records and information certified by Offshore Incorporations Limited, the registered agent of the Company, on 15 February 2013 of the statutory documents and records maintained by the Company at its registered office (the “Registered Agent’s Certificate”);

A list of partners is available for inspection at our offices.

British Virgin Islands | Cayman Islands | Cyprus | London | Hong Kong | Montevideo

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 25 February 2013; and

(iii)	the records of proceedings on file with, and available for inspection on 25 February 2013 at the High Court of Justice, British Virgin Islands,

(the	“Searches”).

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals, and the genuineness of all signatures and seals;

(b)	the accuracy and completeness of all corporate minutes, resolutions, certificates, documents and records which we have seen, and the accuracy of any and all representations of fact expressed in or implied thereby;

(c)	that there are no other resolutions, agreements, documents or arrangements which affect this opinion and the transactions contemplated thereby; and

(d)	that the information indicated by the Searches is complete and remains true and correct.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act, 2004, and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Valid Issuance of Shares. The Ordinary Shares have been duly and validly authorized by the Company and, when issued pursuant to the Company’s Memorandum and Articles of Association, and the consideration therefor is received, will be duly and validly issued, fully paid and non-assessable (fully paid and non-assessable when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of the Ordinary Shares).

5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact.

6.	We are furnishing this letter in our capacity as special British Virgin Islands counsel to the Company. This letter is not to be used, circulated or otherwise referred to for any other purpose except as set forth below.

7.	We hereby consent to the filing of this opinion as an Exhibit to the Company’s report of Form 6-K to be filed with the Commission on or about 26 February 2013, which Form 6-K will be incorporated by reference into the Registration Statement and to the references to us as experts in the Prospectus Supplement under the heading “Legal Matters”.

Yours faithfully
HARNEY WESTWOOD & RIEGELS

/s/ Harney Westwood & Reigels

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